Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements of Better Choice Company Inc. (“BCC”) have been prepared to give effect to the reverse acquisition of Better Choice and Bona Vida by TruPet and the April 2019 issuance of stock and warrants in a private placement .

On May 6, 2019, BCC completed the acquisition of TruPet pursuant to a Stock Exchange Agreement dated February 2, 2019 and amended May 6, 2019.  At the closing of the transaction, BCC issued 14,079,606 shares of Common Stock in exchange for 93% of the outstanding interests in TruPet, LLC.  Also, on May 6, 2019, BCC completed the acquisition of Bona Vida pursuant to an Agreement and Plan of Merger dated February 28, 2019 and amended May 3, 2019.  At the closing of the transaction, BCC issued 18,003,274 shares of Common Stock in exchange for all outstanding shares of Bona Vida.  The operations of Better Choice subsequent to the acquisitions will be those of TruPet and the transactions have been accounted for as a reverse acquisition whereby TruPet is considered the accounting acquirer of Better Choice and Bona Vida.  As such, these proforma financial statements reflect adjustments to record historical Better Choice and Bona Vida assets and liabilities at fair value.

The unaudited pro forma combined balance sheet as of March 31, 2019 gives effect to the acquisitions and the issuance of stock and warrants as if they had occurred on March 31, 2019 and combines the March 31, 2019 historical balance sheet of TruPet with the March 31, 2019 historical balance sheets of Bona Vida and Better Choice.  The unaudited pro forma combined statements of operations are presented as if the proposed acquisitions had occurred on January 1, 2018, and combines the historical results of operations of TruPet for the year ended December 31, 2018 with the historical results of operations of Better Choice and Bona Vida from the date of incorporation, March 29, 2018, to December 31, 2018, and combines the historical results of operations for the three month period ended March 31, 2019 of TruPet with the historical results of Bona Vida and Better Choice for the three month period ended March 31, 2019.  The historical financial information is adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of the combined entity.  The unaudited pro forma combined financial statements presented below are based on, and should be read together with, the historical financial statements and accompanying notes of TruPet and Bona Vida included in this Form 8-K, and the historical financial statements of Better Choice included in its Form 10-K for the period ended August 31, 2018 and its Quarterly Report for the six months ended February 28, 2019.

The unaudited pro forma adjustments related to the merger have been prepared using the acquisition method of accounting and are based on a preliminary purchase price allocation whereby the consideration exchanged to acquire Better Choice and Bona Vida was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values.  Actual adjustments will be based on analyses of fair values of identifiable tangible and intangible assets, deferred tax assets and liabilities and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after Better Choice obtains the final third-party valuation, performs its own assessments and reviews all available data.  Differences between the preliminary and final purchase price allocations could have a material impact on the unaudited pro forma combined financials statements and BCC’s future results of operations and financial position.

The unaudited pro forma combined financial statements do not reflect the realization of potential cost savings, or any related restructuring or integration costs that may result from the integration of the companies.  Although Better Choice believes that certain cost savings may result from the merger, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma combined financial statements are based on estimates and assumptions, are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized if the merger had been completed as of the dates indicated.

	Historical at 3/31/19			Pro Forma Adjustments						Pro Forma 3/31/19

				TruPet Adjustments		Bona Vida Adjustments		Better Choice Adjustments
Assets	TruPet	Bona Vida	Better Choice	Amount	Ref.	Amount	Ref.	Amount	Ref.	Pro Forma
Current Assets
Cash and cash equivalents	$1,821,741	$1,488,794	$74,654	$16,231,990	c	$-		$-		$19,617,179
Accounts receivable, net	163,959	-	-	-		-		-		163,959
Inventories, net	1,324,236	351,402	-	-		-		-		1,675,638
Prepaid expenses and other current assets	175,719	471,709	36,496	-		-		-		683,924

Total Current Assets	3,485,654	2,311,905	111,150	16,231,990		-		-		22,140,700

Property and equipment, net	67,095	-	-	-		-		-		67,095
Goodwill	-	-	-	-		52,927,833	d	45,862,988	f, g	98,790,821
Other Assets	-	8,575	2,200,000	-		-		(2,200,000)	g	8,575

Total Assets	3,552,750	2,320,480	2,311,150	16,231,990		52,927,833		43,662,988		121,007,191

Liabilities and Stockholders' Equity

Current Liabilities
Line of credit	4,600,000	-	-	(4,600,000)	a	-		6,200,000	a	6,200,000
Long-term debt, current portion	1,600,000	-	-	(1,600,000)	a	-		-		-
Accounts payable & accrued liabilities	1,611,578	158,292	198,294	-		-		-		1,968,164
Deferred revenue	136,554	-	-	-		-		-		136,554
Other current liabilities	1,008,200	-	-	-		-		-		1,008,200

Total Current Liabilities	8,956,332	158,292	198,294	(6,200,000)		-		6,200,000		9,312,918

Deferred rent	15,016	-	-	-		-		-
Other Liabilities	-	927,926	2,692,252	-		(927,926)	e	-		2,692,252

Total Liabilities	8,971,348	1,086,218	2,890,546	(6,200,000)		(927,926)		6,200,000		12,020,186

Stockholders' Deficit
Common units, contributed surplus and APIC	8,954,805	10,055,944	5,696,819	106,702,545	b, c	(10,055,944)	e	(5,696,819)	h	115,657,350
Series A Preferred Units	4,818,000	-	2,693	-		-		(2,693)	h	4,818,000
Units to be issued Capitalize Units	242,400	19,531	-	-		(19,531)	e	-		242,400
Warrants	-	-	-	7,703,058	c	-		-		7,703,058
Accumulated deficit	(19,433,803)	(8,841,213)	(6,278,908)	-		8,841,213	e	6,278,908	h	(19,433,804)

Total stockholders' deficit	(5,418,598)	1,234,262	(579,396)	114,405,603		(1,234,262)		579,396		108,987,005

Total Liabilities and Stockholders' Deficit	$3,552,750	$2,320,480	$2,311,150	$108,205,603		$(2,162,188)		$6,779,396		$121,007,191

	Historical Three Months Ended 3/31/19			Pro Forma Adjustments						Pro Forma Three Months Ended 3/31/19

				TruPet Adjustments		Bona Vida Adjustments		Better Choice Adjustments
	TruPet	Bona Vida	Better Choice	Amount	Ref.	Amount	Ref.	Amount	Ref.	Pro Forma
Net Sales	$3,598,357	$17,547	$-	$-		$-		$-		$3,615,762

Cost of Goods Sold	1,661,817	17,765	-	-		-		-		1,679,391

Gross Profit	1,936,541	(216)	-	-		-		-		1,936,371

Selling, General and Administrative Expenses	4,610,861	5,159,654	665,723	1,600,276	i, j	(439,987)	j	(60,639)	j	11,535,935

Gain (Loss) from Operations	(2,674,321)	(5,159,870)	(665,723)	(1,600,276)		439,987		60,639		(9,599,564)

Other Income (Expense)
Interest expense	(61,375)	-	(39,100)	7,750	l	-		-		(92,725)
Other income (expense)	-	(38,583)	4,830,960	-		-		-		4,792,377

Net Income (Loss)	$(2,735,696)	$(5,198,453)	$(4,126,137)	$(1,592,526)		$439,987		$60,639		$(4,899,912)

Net Income (Loss) per share — Basic	$(0.07)	$(0.13)	$0.10	$(0.04)		$0.01		$0.00		$(0.12)

Net Income (Loss) per share — Diluted	$(0.06)	$(0.12)	$0.10	$(0.04)		$0.01		$0.00		$(0.11)

	Historical Twelve Months Ended 12/31/18			Pro Forma Adjustments						Pro Forma Twelve Months Ended 12/31/18

				TruPet Adjustments		Bona Vida Adjustments		Better Choice Adjustments
	TruPet	Bona Vida	Better Choice	Amount	Ref.	Amount	Ref.	Amount	Ref.	Pro Forma
Net Sales	$14,784,831	$-	$261	$-		$-		$-		$14,785,092

Cost of Goods Sold	7,488,641	-	184	-		-		-		7,488,825

Gross Profit	7,296,190	-	77	-		-		-		7,296,268

Selling, General and Administrative Expenses	12,454,023	430,269	696,477	9,233,559	i, j	-		(41,153)	j	22,773,175

Gain (Loss) from Operations	(5,157,833)	(430,269)	(696,400)	(9,233,559)		-		41,153		(15,476,908)

Other Income (Expense)
Interest expense	(868,184)	-	(1,479,785)	409,000	k, l	-		-		(1,938,969)
Other income (expense)	-	(2,839,136)	(3,015,489)	-		-		-		(5,854,625)

Net Income (Loss)	$(6,026,017)	$(3,269,405)	$(5,191,674)	$(8,824,559)		$-		$41,153		$(23,270,502)

Net Income (Loss) per share — Basic	$(0.15)	$(0.08)	$(0.13)	$(0.22)		$-		$0.00		$(0.57)

Net Income (Loss) per share — Diluted	$(0.14)	$(0.08)	$(0.12)	$(0.30)		$-		$0.00		$(0.54)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of presentation

The unaudited pro forma combined financial statements have been compiled from underlying financial statements of BCC prepared in accordance with U.S. GAAP and reflects the effects of the merger, prepared using the acquisition method of accounting under existing U.S. GAAP standards.

The merger will be accounted for by BCC under the acquisition method of accounting, with TruPet as the acquirer.  Under the acquisition method of accounting, the assets and liabilities of Better Choice and Bona Vida will be recorded as of the acquisition date, at their respective fair values, and combined with those of TruPet.  The reported combined financial condition and results of operations of BCC after completion of the merger will reflect these fair values.

The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.  The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of Better Choice and Bona Vida as of May 6, 2019, the effective date of the acquisitions, will be allocated to goodwill.  Fair value is defined, in accordance with U.S. GAAP, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The preliminary purchase price allocations are subject to finalizing the Company’s analysis of the fair value of Better Choice and Bona Vida’s assets and liabilities as of the effective date of the acquisitions and will be adjusted upon completion of the valuations.  The use of different estimates could yield materially different results.

These preliminary amounts were determined based upon certain valuations and studies that have yet to be finalized, and accordingly, the assets acquired, and liabilities assumed are subject to adjustment once the detailed analyses are completed.  These adjustments may be material.

The unaudited pro forma combined balance sheet excludes the tax impacts associated with the assets acquired and liabilities assumed in the merger as BCC has not completed a preliminary assessment of the tax attributes and as such does not have sufficient data to support adjustments as of the date of this filing.  Once the tax impacts for the acquisitions have been completed, there could be a material change to the tax asset and liability balances which would cause a corresponding adjustment to goodwill.

The unaudited pro forma combined financial statements are not intended to reflect the financial position or results of operations which would have actually resulted had the merger been effected on the date indicated.  Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

2.	Estimated purchase price

Legal Acquisition of Better Choice by TruPet

The accompanying unaudited pro forma combined financial statements for Better Choice reflect an estimated purchase price of $43.1 million for the 93% of TruPet ownership interests acquired.

For accounting purposes and for purposes of this pro forma analysis, the estimated purchase price for Better Choice by TruPet has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed.

Acquisition of Bona Vida by TruPet

The accompanying unaudited pro forma combined financial statements reflect an estimated purchase price of $55.1 million in BCC common stock shares issued to the shareholders of BonaVida.

For purposes of this pro forma analysis, the estimated purchase price for BonaVida has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed.

3.	Pro forma adjustments

The unaudited pro forma combined balance sheet as of March 31, 2019 includes adjustments and reclassifications summarized below:

a.
Refinancing of debt balances.  To reflect the refinancing of debt balances in connection with the reverse acquisition. Two debt instruments of TruPet – a related party note payable and a Comerica line of credit – were refinanced.  The new debt facility is due to Franklin Synergy Bank at an interest rate of 3%.

b.
Issuance of common shares for reverse acquisition.  To reflect the May 6, 2019 issuance of BCC common stock in connection with the acquisition of TruPet and Bona Vida.  TruPet is considered the accounting acquirer and will increase its respective equity balances as a result.

c.
Issuance of stock and warrants under April 2019 private placement.  In April 2019, Better Choice raised a net of approximately $16.2 million in cash under a private placement offering.  Investors received both common shares and warrants convertible to common shares.

d.
Purchase accounting for net assets of Bona Vida.  To reflect the acquisition price of Bona Vida which was approximately $55.1 million. Of this, approximately $2 million will be allocated to acquired net assets.  The Company considers the remaining consideration to be allocable to Goodwill.

e.
Purchase accounting for equity balances of Bona Vida.  Pursuant to the Merger Agreement, all of Bona Vida’s outstanding equity instruments were acquired by Better Choice.  Additionally, Bona Vida’s outstanding warrants, which were classified as a liability, were redeemed in a combination of cash and cashless transactions. Bona Vida’s equity balances will be removed in the consolidated financial statements of the Company.

f.
Purchase accounting for net assets of Better Choice. To reflect the acquisition price of the 93.3% interest in TruPet, which was approximately $43.1 million.  Because TruPet is considered the accounting acquirer, the step-up is calculated on the net assets of Better Choice.  Approximately $0.6 million will be allocated to acquired net liabilities.  The Company considers the remaining consideration to be allocable to Goodwill.

g.
Removal of Better Choice investment in TruPet.  In December 2018, Better Choice acquired a 6.7% investment in TruPet for $2.2 million.  This investment balance is removed as a result of the merger transaction.

h.
Purchase accounting for equity balances of Better Choice. Pursuant to the Stock Exchange Agreement, all of TruPet’s outstanding equity instruments were acquired by Better Choice in May 2019.  Because TruPet is considered the accounting acquirer, Better Choice’s equity balances will be removed in the consolidated financial statements of the Company.

The unaudited pro forma combined statements of profit and loss for the periods ended March 31, 2019 and December 31, 2018 include adjustments and reclassifications summarized below:

i.
SG&A – Executive compensation expense.  To reflect an increase in executive compensation expense, related primarily to the grant of stock options to key executives pursuant to the Better Choice Company, Inc. 2019 Incentive Award Plan.

j.	SG&A – Legal expense. To reflect a decrease in legal expense as a result of adjustments to remove legal costs related to the merger and private placement transactions.

k.
Interest expense pursuant to refinancing – related party note.  To reflect a decrease in interest expense as a result of the Company having refinanced its related party note payable to a lower interest rate.

l.
Interest expense pursuant to refinancing – line of credit.  To reflect a decrease in interest expense as a result of the Company having refinanced its predecessor line of credit to a lower interest rate.

4.	Earnings per share

Earnings per share is calculated as the proforma net loss divided by the weighted average number of shares outstanding as if the transactions occurred on January 1, 2018. Diluted earnings per share includes the impact of conversion of outstanding convertible shares, stock options and warrants.